EXHIBIT 10.1

AGREEMENT AND RELEASE
This Agreement and Release (this "Agreement") is made and entered into by and among Leslie Flegel, residing at 4951 Gulf Shore Boulevard, PH 201, Naples, FL 34103 (the "Executive"), and National Patent Development Corporation, a Delaware corporation with principal executive offices at 10 East 40th Street, Suite 3110, New York, New York 10016 ("NPDC") and Five Star Products, Inc., a Delaware corporation with principal executive offices at 10 East 40th Street, Suite 3110, New York, New York 10016 ("Five Star").
WHEREAS, the Executive, NPDC and Five Star have agreed to terminate Executive's employment and/or consulting agreement with Five Star, to terminate the Executive's positions as an officer and member of the boards of directors of NPDC and Five Star and to permit NPDC to purchase shares of Five Star Common Stock (as defined) and NPDC Common Stock (as defined) owned by the Executive and his family;
WHEREAS, the Executive owns 200,000 shares of NPDC Common Stock which are exchangeable, under certain circumstances, into 1,200,000 shares of Five Star Common Stock owned by NPDC;
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed as follows:
1.             Sale of Stock and Closing.
(a)           On March 3, 2008 or such later date as the parties shall agree (the "Closing Date"), the Executive shall sell to NPDC and NPDC shall purchase subject to the conditions set forth herein (i) 200,000 shares of common stock, par value $0.01 of NPDC (the "NPDC Common Stock") owned by the Executive at the price of $3.60 per share (the 1,200,000 shares of Five Star Common Stock into which the NPDC Common Stock is exchangeable, multiplied by $0.60 per share, the result then divided by the 200,000 shares of NPDC Common Stock) and (ii) 1,698,336, shares of Five Star common stock, par value $0.01 per share (the "Five Star Common Stock") owned by the Executive at a price of $0.60 per share.  The Five Star Common Stock and NPDC Common Stock referred to herein as the "Shares."

(b)           Effective the date of this Agreement, the Agreement dated as of March 2, 2007 between Five Star and the Executive regarding the Executive's services to be rendered to Five Star is terminated without any further liability of Five Star (the "Services Agreement").
(c)           Effective the date of this Agreement, the Registration Right Agreement, dated as of March 2, 2007 between Five Star and the Executive is terminated without any further liability of Five Star.
(d)           Sections 2 and 6 of the Purchase Agreement dated as of March 2, 2007 between NPDC and the Executive (the "Purchase Agreement") is terminated effective the date of this Agreement and the balance of the Purchase Agreement is terminated effective the Closing Date.
(e)           Effective the date of this Agreement, the Registration Rights Agreement dated as of March 2, 2007 between NPDC and the Executive is terminated.
(f)           The Executive resigns as an officer and director of Five Star and as a director of NPDC effective the date of this Agreement.
(g)           The Executive shall cause the sale to NPDC of 301,664 shares of Five Star Common Stock owned by his family at the price of $0.60 per share on the Closing Date pursuant to the terms of the Sale Agreement attached hereto as Exhibit A and NPDC agrees to buy such shares in accordance with the Sale Agreement.  However, if a seller of shares of Five Star Common Stock cannot or will not sell its shares to NPDC under the Sale Agreement, NPDC may at its sole discretion waive that condition to purchase shares from the Executive and the Executive shall be required to proceed with such sale to NPDC

2.             Representation and Warranties of The Executive.
(a)           The NPDC Common Stock to be transferred to NPDC by the Executive pursuant to Section 1(a)(i) of this Agreement are on the date of this Agreement, and will on the Closing Date be, owned by the Executive free and clear of any and all pledges, liens, encumbrances or security interests of every kind or nature except as may be created by agreements with NPDC or Five Star which are being terminated by this Agreement (collectively, the "Encumbrances"), other than Encumbrances resulting from acts or failure to act of NPDC, and the Executive shall have full right and authority to so transfer such shares to NPDC.
(b)           The Five Star Common Stock to be transferred to NPDC by the Executive pursuant to Section 1(a)(ii) of this Agreement are on the date of this Agreement, and will on the Closing Date be, owned by the Executive free and clear of any and all Encumbrances, other than Encumbrances resulting from acts or failure to act of NPDC and the Executive shall have full right and authority to so transfer such shares to NPDC.
(c)           The Executive acknowledges that NPDC may now or at the Closing Date be in possession of material inside information regarding NPDC or Five Star that the Executive is not aware of.  Nonetheless, the Executive willingly has agreed to sell the shares of NPDC Common Stock and Five Star Common Stock owned by him to NPDC pursuant to the terms of this Agreement.  The Executive represents that he is an "accredited investor" (as defined in Rule 501(a) of Regulation under the Securities Act of 1933, as amended) and is a sophisticated investor with experience in transactions in securities of the kind reflected in this Agreement and has sought and received the advice of legal counsel familiar with transactions of this kind and he is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of his sale of the Shares and has no claims against NPDC or Five Star or their respective officers and directors with respect thereto and if any such claim exists, the Executive, recognizing his disclaimer of reliance and NPDC's and Five Star's reliance on such disclaimer as a condition for entering into the purchase of the Shares, covenants and agrees not to assert it against NPDC, Five Star or any other Releasee (as defined).

(d)           No authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement, or the taking of any action contemplated hereby, by the Executive, except those that have been obtained or are available.
(e)           Except with respect to agreements with NPDC and Five Star being terminated by this Agreement, neither the execution and delivery of this Agreement, nor compliance with any of the terms and provisions hereof, nor the consummation of any of the transactions herein contemplated will: (i) violate any law, regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to the Executive, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, agreement or other instrument, to which the Executive is a party or by which he may be bound or to which he may be subject.

3.              Releases.
(a)           By the Executive.  For and in consideration of the purchase by NPDC of shares of NPDC Common Stock and Five Star Common Stock owned by the Executive pursuant to Section 1,  the Executive, for him, his heirs and family members, hereby releases NPDC and Five Star and their respective predecessors, successors, parents, affiliated or subsidiary companies and its or their respective present or former officers, directors, agents, employees, managers, members, shareholders or partners and any and all of their respective benefit plans, committees, trustees, fiduciaries, and trusts (hereinafter collectively referred to as the "Releasees") from any and all claims or causes of action he may have or claim to have against the Releasees, including any claims arising out of or relating in any way to his employment and/or consulting relationship with NPDC or Five Star and/or his separation from that employment and/or consulting relationship.  The claims released include, but are not limited to:
(i)             all claims which were or could have been asserted by the Executive against any of the Releasees;

(ii)            all federal, state and local statutory claims, including claims arising under the New York Human Rights Law, New York Labor Law, the New York City Human Rights Law, the Conscientious Employee Protection Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Sarbanes-Oxley Act of 2002, and the Family and Medical Leave Act;

(iii)           all claims arising under the United States, New York  or other state Constitutions;

(iv)           all claims arising under any Executive Order or derived from or based upon any federal, state or local regulation;

(v)            all common law claims including claims for wrongful discharge, constructive discharge, violation of public policy, breach of an express or implied contract, breach of an implied covenant of good faith and fair dealing, tortious interference with contract or prospective economic advantage, promissory estoppel, intentional infliction of emotional distress, defamation, conspiracy, equitable estoppel, fraud, misrepresentation, detrimental reliance, retaliation, and negligence;

(vi)           all claims for any compensation including back wages, front pay, bonuses or awards, commissions, fringe benefits, disability benefits, medical benefits, severance benefits, reinstatement, retroactive seniority, pension benefits, stock options, contributions to 401(k) plans, or any other form of economic loss, as well as interest, liquidated damages, and punitive damages;

(vii)          all claims for personal injury, including physical injury, mental anguish, emotional distress, pain and suffering, embarrassment, humiliation, damage to name or reputation and loss of consortium; and

(viii)         all claims for costs and attorneys' fees.

(b)           By Five Star and NPDC.  For and in consideration of the sale by Executive of shares of NPDC Common Stock and Five Star Common Stock owned by the Executive pursuant to Section 1, Five Star and NPDC, and on behalf of their respective predecessors, successors, parents, affiliated or subsidiary companies, hereby release the Executive from any and all claims or causes of action either of them may have or claim to have against the Executive, including any claims arising out of or relating in any way to his employment and/or consulting relationship with NPDC or Five Star, his service as an officer or director of either of NPDC or Five Star, or related to his performance of services required in accordance with the terms of the Services Agreement.
(c)           Limitation on Releases.  Nothing in this Section 3 is intended, nor shall be deemed, to (i) release any future claim by any party arising after the date of the execution of this Agreement by the Executive or (ii) release NPDC or Five Star from any obligation to indemnify Executive for serving in the capacity as an officer or director of NPDC or Five Star to the full extent permitted by law.

(d)           Executive's Release Regarding Age Discrimination.  For and in consideration of NPDC’s transfer of ownership to the Executive of the office furniture located in the Executive’s office at NPDC’s principal offices and of the NPDC-owned automobile used by the Executive, the Executive, for himself, his heirs and family members, hereby releases the Releasees from any and all claims under the federal Age Discrimination in Employment Act of 1967, as amended.  With respect to this Subsection 3(d), the Executive has been advised to consult legal counsel, and acknowledges that he has up to twenty-one (21) days to consider the release agreement in this Subsection 3(d).  Further, after signing in the space provided below, the Executive shall have up to seven (7) days to revoke his signature with respect to Subsection 3(d) only by sending notice of revocation to John Belknap within the seven-day period.  If not revoked within such seven-day period, the provisions of this Subsection 3(d) shall become effective, and the transfer of ownership of the office furniture and automobile shall be made promptly thereafter, provided, however, that no transfer of ownership of office furniture and automobile shall take effect unless and until the Executive has satisfied the requirements set forth in Section 1 of this Agreement to sell the Shares owned by him and his family to NPDC.
4.             Non-Disparagement; Confidentiality.
(a)           The Executive represents that (i) he has not made and will not make disparaging comments or statements (including statements to the press) or (ii) he has not taken, and will not take, unless in accordance with this Agreement, any other action(s) that were or may be injurious to a Releasee's reputation or interest or that pertain to or that may adversely affect (A) a Releasee; (B) any customers, competitors, or suppliers of NPDC or Five Star; or (C) any joint venture or similar business relationship in which NPDC or Five Star is a party or a participant.
(b)           The Executive has not and will not divulge or communicate to any person or entity, or in any way make use of, any confidential, proprietary or privileged information acquired in the performance of his duties for NPDC or Five Star.  For purposes of this Agreement, "confidential or proprietary information" shall mean all information regarding NPDC or Five Star's affairs, finances, properties, methods of operation, data, systems, employees or business plans or strategy which is not publicly available except that information made publicly available by the Executive's breach of this Agreement shall remain confidential or proprietary information.

5.             Specific Performance.  The Executive understands and agrees that the representations and promises of the Executive contained in this Agreement are material terms of this Agreement, and that NPDC and Five Star were induced to enter into this Agreement based upon such representations and promises.  The Executive acknowledges that a breach of such representations and/or promises would result in damages to NPDC and Five Star which would be difficult to calculate and determine.  Accordingly, the Executive agrees that in the event of any breach of this Agreement by him, NPDC and Five Star may seek specific performance of this Agreement by the Executive without the necessity of posting any bond or other security and the Executive consents to the ordering of specific performance.
6.             Return of Items.  The Executive warrants and represents that as of the date of his signing this Agreement, except as provided in Section 3(d) above, he has returned to NPDC all property of NPDC or Five Star (whether or not produced by him) within his possession, custody or control, including but not limited to all documents (and copies of documents), all electronic forms of information (and copies of the same), any keys or access security cards to the offices of NPDC or Five Star, any identification cards, credit cards, computers, laptops, cell phones and any ancillary equipment. Notwithstanding the provisions of this Section, it is agreed that the Executive may retain any documents relating solely to benefits available to him as an officer or director of NPDC or Five Star.

7.             Filing of Complaints.  The Executive represents that he has not filed any charge, complaint, or lawsuit against NPDC or Five Star or any other Releasee or with any governmental agency or court.  With respect to any lawsuits, complaints, or charges that have been or may be filed by any other person or entity concerning events or actions relating to the Executive's employment or consultation services with NPDC or Five Star or separation from such employment or consultation services, the Executive additionally waives and releases any right he may have to recover in any lawsuit or administrative proceeding brought by any such person or entity.  If the Executive is made a member of a class in any proceeding involving NPDC or Five Star, he shall opt out promptly after learning of his inclusion.  In this regard, the Executive agrees to sign, without objection or delay, an "opt out" form presented to him either by the court in which such proceeding is pending or by counsel for NPDC or Five Star or any other Releasee who is made a defendant in such proceeding.
8.             Illegality.  If any provision of this Agreement is held to be illegal, void, or unenforceable, that holding shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement; provided, however, that, upon any finding that any provision is illegal, void or unenforceable, the Executive agrees, at NPDC's request, to promptly execute an amendment to this Agreement with a provision of comparable scope that has been revised only to the extent needed to render it legal and enforceable.
9.             Arbitration.  Except as set forth in Section 5 of this Agreement, it is agreed that any claim or dispute arising out of or relating to this Agreement will be settled by private and binding arbitration to be conducted before a single arbitrator in the State of New York.  Unless otherwise mutually agreed by the parties, the arbitration proceeding shall be conducted pursuant to the American Arbitration Association Rules for the Resolution of Employment Disputes.  Arbitration may be invoked by written notice to the American Arbitration Association, served upon the opposing party by registered mail, stating with particularity the issue(s) posed for arbitration; provided, however, that no request for arbitration may be made until thirty (30) days after written notice of the claim or dispute has first been forwarded by certified mail to the other party.  The arbitration proceedings shall be private and confidential and all information disclosed in the course of the arbitration, as well as the arbitration award, shall be subject to the same confidentiality provisions as set forth in this Agreement.

10.           Review of Agreement.  The Executive represents that he has carefully read and fully understands all of the provisions of this Agreement.  NPDC and Five Star hereby advise the Executive that he should consult with an attorney prior to signing this Agreement and he represents that he has had an opportunity to review and discuss this Agreement with his attorneys, and that he is voluntarily agreeing to and signing this Agreement.  The Executive acknowledges that the only consideration he has received for executing this Agreement is that set forth herein.  No other promise, inducement, threat, agreement or understanding of any kind or description has been made with him or to him to cause him to enter into this Agreement.  This Agreement supersedes any prior agreement, oral or written, between the parties.
11.           Closing.  The closing (the "Closing") provided for in Section 1 shall take place at 10:00 A.M., local time, at the principal executive offices of NPDC, on the Closing Date.  Certificates representing the NPDC Common Stock and Five Star Common Stock to be purchased shall be delivered by the Executive at the Closing against payment.  Each such certificate shall be endorsed in blank or have attached a duly executed stock power, in each case in proper form for transfer, with signatures guaranteed by a commercial bank, and with all applicable stock transfer tax stamps affixed thereto.  By delivering the certificates at the Closing, the Executive shall be deemed to represent to NPDC that he owns beneficially and of record all of the Shares, free and clear of any and all Encumbrances and all such Shares are freely transferable by him, and are not subject to any voting trusts, proxies or other agreements relating to the voting or transfer thereof except those with NPDC and Five Star being terminated by this Agreement.  Subject to the conditions set forth herein, NPDC shall pay to the Executive the purchase price provided in Section 1 by certified check or wire transfer of immediately available funds to an account designated in writing by the Executive.

12.           Non-Competition, Non-Solicitation; Standstill.  The Executive agrees that he will not, commencing on the date he signs this Agreement and ending one year after the Closing Date (the "Covered Period"), directly or indirectly, (a) solicit the employment of, or encourage to leave the employment of NPDC or Five Star or any direct or indirect subsidiary of either thereof (a "Covered Company"), any person who is now employed by a Covered Company, (b) hire any employee or former employee of a Covered Company or (c) compete with or be engaged in the same business as a Covered Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization doing business in the Covered Territory (as defined) which, during the Covered Period indirectly competes with or is engaged in the same business as a Covered Company, except that in each case the provisions of this Section 12 will not be deemed breached merely because the Executive owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Executive, such stock is listed on a national securities exchange or is regularly traded in the over-the-counter market by a member of a national securities exchange.  The Covered Territory includes the states located in New England, and the States of New York, New Jersey, Pennsylvania, Maryland, Virginia, West Virginia, North Carolina, South Carolina and Kentucky and the District of Columbia.
Except for the Shares owned prior to the Closing, and unless approved in advance by the Board of Directors of NPDC, the Executive will not during the Covered Period, directly or indirectly become a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of any securities issued by NPDC or Five Star or any rights or options to acquire any such securities or conduct, participate or support any tender offer, proxy solicitation, solicitation of written consents of shareholders or shareholder proposal or transaction involving any merger, consolidation, reorganization involving a Covered Company or sale of substantially all the assets of a Covered Company.

13.           (a)           Further Assurances.  At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.
(b)           Survival.  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the sale of the NPDC Common Stock and Five Star Common Stock and any delivery of the purchase price by NPDC, irrespective of any investigation made by or on behalf of any party.
(c)           Modification.  This Agreement and the Exhibit set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

(d)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section.  Any notice or other communication shall be deemed given at the time of receipt thereof.
If to the Executive:	Leslie Flegel
4951 Gulf Shore Boulevard PH 201 Naples, Fl 34103 Fax: (239) 591-6718

If to NPDC or Five Star:	National Patent Development Corporation
10 East 40th Street Suite 3110 New York, NY 10016 Fax: (646) 742-1601 Att: President

(e)           Waiver.  Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.  Any waiver must be in writing signed by the party granting the waiver.
(f)            Binding on Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of NPDC and Five Star and their respective successors and assigns and the Executive and his assigns, heirs, and personal representatives.
(g)           Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

(h)           Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
(i)            Miscellaneous.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.  Except as provided in Section 9, any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan of the City of New York, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

LESLIE FLEGEL	NATIONAL PATENT DEVELOPMENT CORPORATION

/s/ Leslie Flegel	By:	/s/ John C. Belknap
	Name:	John C. Belknap
DATED: March 25, 2008.	Title:	Vice President

DATED: March 25, 2008.

/s/ Leslie Flegel
LESLIE FLEGEL (as to subparagraph 3(d)	FIVE STAR PRODUCTS, INC.

DATED: March 25, 2008.
	By:	/s/ John C. Belknap
	Name:	John C. Belknap
President
DATED: March 25, 2008.

EXHIBIT A

Sale Agreement

This Sale Agreement (this "Sale Agreement") is made and entered into by and among the undersigned at the address set forth under their respective names (each a "Seller" and collectively the "Sellers") and National Patent Development Corporation, a Delaware corporation with principal executive offices at 10 East 40th Street, Suite 3110, New York, NY  10016 ("NPDC") and Five Star Products, Inc., a Delaware with principal offices at 10 East 40th Street, Suite 3110, New York, NY  10016 ("Five Star").
NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, it is agreed as follows:
1.             Sale of Shares.
(a)           On such date and time (the "Closing Date") and place as NPDC shall purchase shares of NPDC common stock, par value $0.01, (the "NPDC Common Stock") and shares of common stock, $0.01 par value, of Five Star Products, Inc. (the "Five Star Common Stock") from Leslie Flegel pursuant to the terms of the Agreement and Release made and entered into among Leslie Flegel, NPDC and Five Star (the "Flegel Agreement"), each Seller will sell the number of shares of the Five Star Common Stock set forth next to its name to NPDC for $0.60 per share at the closing (the "Closing") and NPDC shall purchase such shares conditioned on the consummation of the closing provided for in the Flegel Agreement.  NPDC may elect not to proceed with the purchase of any Seller's shares of Five Star Common Stock if any other Seller does not sell its shares of Five Star Common Stock to NPDC hereunder.

(b)           At the Closing, each Seller shall deliver to NPDC certificates representing the Five Star Common Stock to be purchased by NPDC endorsed in blank or having attached a duly executed stock power, in each case in proper form for transfer, with signatures guaranteed by a commercial bank, and with all applicable stock transfer tax stamps affixed thereto.  By delivering the certificates at the Closing, each Seller represents with respect to the shares of Five Star Common Stock being sold by it, that it owns beneficially and of record all of such shares, free and clear of any and all pledges, liens, encumbrances or security interests of any kind or nature other than these resulting from acts or failure to act of NPDC and except for the Lock-up Agreement between each Seller and Five Star (the "Lock-up Agreement").  The Sellers represent that except for the Lock-up Agreement they have full right and authority to so transfer such shares to NPDC, and all such transferred shares shall not be subject to any voting trust, proxies or other agreements relating to the voting or transfer thereof.
2.             Representations of the Sellers.
(a)           Each Seller acknowledges that NPDC may now or at the Closing Date be in possession of material inside information regarding NPDC or Five Star that such Seller is not aware of.  Nonetheless, each Seller willing has agreed to sell the shares of Five Star Common Stock owned by it to NPDC pursuant to the terms of this Agreement.  Each Seller represents that it has retained the services of Leslie Flegel to advise it with respect the sale provided herein and he is a "purchaser representative" as defined in Regulation D under Securities Act of 1933, as amended and he is a sophisticated investor with experience in transactions in securities of the kind reflected in this Agreement and each Seller has also sought and received the advice of legal counsel familiar with transactions of this kind and it is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of its sale of such shares and has no claims against NPDC with respect thereto and if any such claim exists, each Seller, recognizing its disclaimer of reliance and NPDC's reliance on such disclaimer as a condition for entering into the purchase of such shares, covenants and agrees not to assert it against NPDC or any affiliate of NPDC including Five Star.

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(b)           Except for the Lock-up Agreement, no authorization, consent or approval of, or exemption by, any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement, or the taking of any action contemplated hereby, by each Seller, except those that have been obtained or are available.
(c)           Neither the execution and delivery of this Agreement, nor compliance with any of the terms and provisions hereof, nor the consummation of any of the transactions herein contemplated will: (i) violate any law, regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality applicable to any Seller, or (ii) conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any indenture, mortgage, deed of trust, agreement or other instrument, to which any Seller is a party or by which it may be bound or to which it may be subject except the Lock-up Agreement.
3.           Specific Performance.  Each Seller understands and agrees that the representations and promises of it contained in this Agreement are material terms of this Agreement, and that NPDC was induced to enter into this Agreement based upon such representations and promises.  Each Seller acknowledges that a breach of such representations and/or promises would result in damages to NPDC which would be difficult to calculate and determine.  Accordingly, each Seller agrees that in the event of any breach of this Agreement by it, NPDC may seek specific performance of this Agreement by each Seller without the necessity of posting any bond or other security and each Seller consents to the ordering of specific performance.

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4.             Illegality.  If any provision of this Agreement is held to be illegal, void, or unenforceable, that holding shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Agreement; provided, however, that, upon any finding that any provision is illegal, void or unenforceable, each Seller agrees, at NPDC's request, to promptly execute an amendment to this Agreement with a provision of comparable scope that has been revised only to the extent needed to render it legal and enforceable.
5.             Arbitration.  Except as set forth in Section 3 of this Agreement, it is agreed that any claim or dispute arising out of or relating to this Agreement will be settled by private and binding arbitration to be conducted before a single arbitrator in the State of New York.  Unless otherwise mutually agreed by the parties, the arbitration proceeding shall be conducted pursuant to the American Arbitration Association Rules for the Resolution of Employment Disputes.  Arbitration may be invoked by written notice to the American Arbitration Association, served upon the opposing party by registered mail, stating with particularity the issue(s) posed for arbitration; provided, however, that no request for arbitration may be made until thirty (30) days after written notice of the claim or dispute has first been forwarded by certified mail to the other party.  The arbitration proceedings shall be private and confidential.
6.             (a)           Further Assurances.  At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.
(b)           Survival.  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the sale of the Five Star Common Stock and any delivery of the purchase price by NPDC, irrespective of any investigation made by or on behalf of any party.

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(c)           Modification.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.
(d)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address of such party set forth below (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section.  Any notice or other communication shall be deemed given at the time of receipt thereof.

If to the Seller:	At the address set forth after its name
Fax: (239) 591-6718

If to NPDC or Five Star:	National Patent Development Corporation
10 East 40th Street Suite 3110 New York, NY 10016 Fax: (646) 742-1601 Att: President
(e)           Waiver.  Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.  Any waiver must be in writing signed by the party granting the waiver.

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(f)            Binding on Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of NPDC and Five Star and their respective successors and assigns and each Seller and its assigns, heirs, and personal representatives.
(g)           Third Party Beneficiaries.  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.
(h)           Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
(i)           Miscellaneous.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.  It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.  Except as provided in Section 5, any action, suit, or proceeding arising out of, based on, or in connection with this Agreement or the transactions contemplated hereby may be brought only in the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan of the City of New York, and each party covenants and agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it or he is not subject personally to the jurisdiction of such court, that its or his property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court.
7.           Termination of Agreement.  Effective upon the Closing, the Lock-up Agreements shall be terminated with respect to each Seller who transfers all its shares of Five Star Common Stock to NPDC.

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NATIONAL PATENT DEVELOPMENT CORPORATION

By:
Name:
Title:

DATED: February ___, 2008.

FIVE STAR PRODUCTS, INC.

By:
Name:
Title:

DATED: February ___, 2008.
Number of Shares of Five Star Common Stock

33,333	By:
Darryl Sagel
14 East 33rd Street
Apt. #9 South
New York, NY 10016

33,333	By:
Lauren Sagel
14 East 33rd Street
Apt. #9 South
New York, NY 10016

33,333	Graham Spencer Sagel UTMA-NY

By:
Lauren Sagel, Custodian
14 East 33rd Street
Apt. #9 South
New York, NY 10016

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35,000	Alexa Danielle Sagel UTMANY

By:
Lauren Sagel, Custodian
250 Fifth Avenue, Apt. 7NS
New York, NY 10001

33,333	By:
Carole Flegel
509 Turtlehatch Lane
Naples, FL 34103

33,333	By:
Jason Flegel
509 Turtlehatch Lane
Naples, FL 34103

33,333	Dylan Zachary Flegel UTMA-FL

By:
Jason Flegel, Custodian
509 Turtlehatch Lane
Naples, FL 34103

33,333	Brooke Flegel UTMA-FL

By:
Jason Flegel, Custodian
509 Turtlehatch Lane
Naples, FL 34103

33,333	By:
Mark Flegel
195 Forrestwood Drive
Naples, FL 34110

8